Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-12365 on Form S-8 of Seneca Foods Corporation of our report dated June 27, 2025, relating to our audit of the financial statements and supplemental schedule of the Seneca Foods Corporation Employees’ Savings Plan, which appears in this Annual Report on Form 11-K of Seneca Foods Corporation Employees’ Savings Plan for the year ended December 31, 2025.

/s/ FREED MAXICK P.C.

Buffalo, New York

June 26, 2026